                                                                    EXHIBIT 4.3

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                           BIRMAN MANAGED CARE, INC.

                                      AND

                   AMERICAN STOCK TRANSFER AND TRUST COMPANY

                                 WARRANT AGENT


                                ---------------


                               WARRANT AGREEMENT

                          DATED AS OF          , 1996


                                ---------------


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                               TABLE OF CONTENTS

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                                                                                                                        PAGE
SECTION 1.      Appointment of Warrant Agent..........................................................................   1

SECTION 2.      Form of Warrant Certificates..........................................................................   1

SECTION 3.      Issuance of Warrant Certificates; Countersignature and Registration...................................   1

SECTION 4.      Transfer, Split Up, Combination, and Exchange of Warrant Certificates; Mutilated, Destroyed,
                Lost, or Stolen Warrant Certificates..................................................................   2

SECTION 5.      Subsequent Issue of Warrant Certificates..............................................................   2

SECTION 6.      Exercise of Warrants; Exercise Price; Expiration Date of Warrants.....................................   2

SECTION 7.      Cancellation and Destruction of Warrant Certificates..................................................   3

SECTION 8.      Reservation and Availability of Shares of Common Stock................................................   4

SECTION 9.      Transfer Taxes........................................................................................   4

SECTION 10.     Common Stock Record Date..............................................................................   4

SECTION 11.     Adjustment of Exercise Price, Number of Shares, or Number of Warrants.................................   5

SECTION 12.     Notices to Warrantholders.............................................................................   7

SECTION 13.     Obtaining of Governmental Approvals...................................................................   8

SECTION 14.     Fractional Warrants and Fractional Shares.............................................................   8

SECTION 15.     Rights of Action......................................................................................   8

SECTION 16.     Agreement of Warrant Certificate Holders..............................................................   8

SECTION 17.     The Warrant Agent.....................................................................................   9

SECTION 18.     Change of Warrant Agent...............................................................................  10

SECTION 19.     Maintenance of Office.................................................................................  10

SECTION 20.     Issuance of New Warrant Certificates..................................................................  10

SECTION 21.     Notices...............................................................................................  10

SECTION 22.     Supplements and Amendments............................................................................  11

SECTION 23.     Successors............................................................................................  11
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
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                                                                                                                        PAGE
SECTION 24.     Benefits of this Agreement............................................................................  11

SECTION 25.     California Contract...................................................................................  11

SECTION 26.     Counterparts..........................................................................................  11

SECTION 27.     Descriptive Headings..................................................................................  11

EXHIBIT

Exhibit A..................................................................................... Form of Warrant Certificate

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
                               WARRANT AGREEMENT

        THIS AGREEMENT, dated as of___________, 1996 is between Birman Managed
Care, Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, a New York banking corporation (the "Warrant Agent").

                                  WITNESSETH:


        WHEREAS, the Company proposes to issue Warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 1,782,500 of its Shares of common stock, par value $.001 per share (the "Common Stock"), in connection with a public offering of units (the "Units"), each Unit consisting of one share of Common Stock and one Warrant evidencing the right to purchase one share of Common Stock; and W.B. McKee Securities, Inc. has agreed to act as the representative (the "Representative") of certain underwriters (the
"Underwriters") in the offering of the Units; and



        WHEREAS, the Company proposes to issue to the Representative warrants
(the "Representative's Warrants") to purchase up to an aggregate of 155,000 additional Units (the "Representative's Units"), each Representative's Unit consisting of one share of Common Stock and one Warrant evidencing the right to purchase one share of Common Stock; and


        WHEREAS, to provide for the appointment of a Warrant Agent, to provide for countersignature of the Warrants by the Warrant Agent, and to establish the terms and conditions of the Warrants, the Company in and by resolution of its Board of Directors has duly authorized the execution and delivery of this Warrant Agreement and the execution, issuance, and delivery of the Warrant
Certificates (as hereinafter defined).

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        SECTION 1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter in this Agreement set forth and the Warrant
Agent hereby accepts such appointment. The Company may from time to time, upon providing written notice to the Warrant Agent, appoint such additional substitute Warrant Agents as it may deem necessary or desirable.


        SECTION 2. Form of Warrant Certificates. The certificates evidencing the Warrants (and the form of election to purchase shares of Common
Stock and the form of assignment to be printed on the reverse thereof) (the
"Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only, shall be substantially in the form set forth in Exhibit A hereto, and may have such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements, printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, or as may be required to comply with any applicable law or any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or inter-dealer quotation system on which the Warrant Certificates may from time to time be listed, or to conform to usage. Each Warrant Certificate shall be dated as of the date of issuance thereof by the Warrant Agent issuing such Warrant
Certificate, either upon initial issuance or upon transfer or exchange, and on its face initially shall entitle the registered holder thereof to purchase one share of Common Stock for each Warrant evidenced by such Warrant Certificate at the price per share set forth therein, but the number of such shares and such price per share shall be subject to adjustments as provided herein.



        The Warrant Certificate shall be exercisable and separately transferable upon issuance. Without limitation, any exercise shall comply with the provisions of Subsection 6(b) hereof.


        SECTION 3.      Issuance of Warrant Certificates; Countersignature and
Registration. No fractional Warrants will be issued to the purchaser of Warrants, and no such purchaser will be entitled to any cash payment or other compensation in respect of a fractional Warrant that would otherwise have been issued, except pursuant to the terms of Subsection 14(a).

        The Warrant Certificates shall be executed on behalf of the Company by its President or any Vice President, by facsimile signature and have affixed thereto a facsimile of the Company's seal which shall be attested

                                       1

by the Secretary or an Assistant Secretary of the Company by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent (or by any successor as a Warrant Agent hereunder) and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by a Warrant Agent and issuance and delivery thereof, such Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer. Upon countersignature by the Warrant Agent and delivery, the Warrant Certificate shall be valid and binding upon the Company and the holder thereof shall be entitled to all the benefits of this Agreement.


        The Warrant Agent will keep or cause to be kept at its principal corporate trust office in New York, New York, or elsewhere, books for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the date of each of the Warrant Certificates.

        SECTION 4. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost, or Stolen Warrant Certificates. Subject to the provisions of Section 14 hereof, any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined, or exchanged for another Warrant Certificate or Warrant Certificates representing in the aggregate a like number of Warrants. Subject to any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, any registered holder desiring to register the transfer of, or to split up, combine, or exchange, any Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent and shall surrender such Warrant Certificate or Warrant Certificates to the Warrant Agent at its offices maintained for that purpose in New York, New York or elsewhere. Thereupon the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as soon as required. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Warrant Certificates.

        Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Warrant Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate if mutilated, the Company will direct the Warrant Agent to make a new Warrant Certificate of like tenor for the same number of Warrants and deliver such new Warrant Certificate to the registered owner in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

        SECTION 5. Subsequent Issue of Warrant Certificates. Subsequent to their original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, combination, split up, or exchange of Warrants pursuant to Section 4 hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost, or stolen Warrant Certificates pursuant to Section 4 hereof, (c) Warrant Certificates issued pursuant to Section 6 hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate, and
(c) Warrant Certificates issued pursuant to Subsection 11(g) or Section 20 hereof.

        SECTION 6. Exercise of Warrants; Exercise Price; Expiration Date of Warrants.


                    (a) Each Warrant may be exercised on any business day through the close of business on the date three years after the date of the Prospectus (the "Prospectus Date") that is a part of the Registration Statement relating to the Warrants; provided, however, that this termination date shall be subject to acceleration pursuant to the redemption provisions of Section 7 hereof (such date, as it may be accelerated, is herein called the "Expiration Date"). Each Warrant not exercised on or before the close of business on the Expiration Date shall automatically become void at 5:00 P.M., New York City
Time

(which time shall be deemed the "close of business" for purposes of this Agreement, the Warrants and the Warrant Certificates), on the Expiration Date; each holder thereof shall thereafter have no further rights with respect thereto and the Company and the Warrant Agent shall thereafter have no further obligations with respect thereto.


                (b) Subject to the provisions of this Agreement, including Sections 12, 14 and 15, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder(s) of a Warrant) one fully paid and non-assessable share of Common Stock at the exercise price per share set forth in the form of Warrant Certificate included herein, as such price may be adjusted in accordance with the provisions hereof (such price, as so adjusted, being herein called the "Exercise Price"), upon surrender to the Warrant Agent, at its offices maintained for that purpose in New York, New York, or elsewhere, of the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly completed and signed, and upon payment of the Exercise Price. Payment of the Exercise Price and any amounts described in Subsection 6(c) shall be: (i) in cash in United States dollars; or (ii) by certified or official bank check payable in United States dollars to the order of the Company.



                (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares of Common Stock to be purchased and an amount (if required by Section 10 hereof) equal to any applicable transfer tax, the Warrant Agent shall thereupon promptly (i) requisition from any transfer agent for the shares of Common Stock certificates evidencing ownership of the number of shares of Common Stock to be purchased, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares of Common Stock or Warrants, and (iii) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.



                (d) In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to his or her duly authorized assignee, subject to the provisions of Section 15 hereof.


                (e) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently deliver to the Company all monies or checks for the purchase of shares of Common Stock.


        SECTION 7.  Redemption of Warrants.



                (a) Commencing ninety days from the Prospectus Date, the Company may redeem all, but not less than all, of the Warrants other than the Representative's Warrants and any Warrant that has been reissued upon the transfer or exchange of the Representative's Warrants (the "Redeemable Warrants") at a price equal to $0.01 per Warrant (the "Redemption Price"), on not less than 30 days prior written notice; provided, that the Closing Price (as defined below) per share of Common Stock for 20 consecutive trading days, ending not more than 15 calendar days prior to the date of the redemption notice, averages in excess of $____ (subject to adjustment for any stock splits or dividends or recapitalizations). Notice of redemption shall be mailed by the Warrant Agent to all registered holders of Warrant Certificates for Redeemable Warrants on a date designated by the Company, but in no event shall such designated date be earlier than the fifth business day after the date on which the Warrant Agent received notice of redemption from the Company. The notice of redemption also shall be given by publishing it at least once in The Wall Street Journal (national edition). [RIDER 3 TO COME]



                (b) The notice of redemption shall (i) contain a certification by the Company that the conditions for redemption set forth in subsection 7(a) have been satisfied, (ii) state the redemption price per Redeemable Warrant, (iii) state the date fixed for redemption, (iv) include the name and address of the Warrant Agent where the Warrant Certificates shall be presented for redemption, and (v) state that the right to exercise the Redeemable Warrant shall expire at 5:00 p.m. (New York City Time) on the business day immediately preceding the date fixed for redemption.



                (c) As used in this Agreement, the term "Closing Price" of the shares of Common Stock for a day or days shall mean (a) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price as reported in The Wall Street Journal (or similar publication), or, in case no such reported sale takes place on such day or days, the reported highest closing bid price, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading or (b) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (i) the last closing bid price of the shares of Common Stock on The Nasdaq Stock Market, Inc.


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

National Market or Small-Cap Market, or (ii) if the shares of Common Stock or Warrants are not quoted on The Nasdaq National Market, Inc. or Small-Cap Market, the highest closing bid price of the shares of Common Stock or Warrants in the over-the-counter market, as reported by a generally accepted reporting service.



                 (d) All outstanding Redeemable Warrants must be redeemed if any are redeemed, and any right to exercise an outstanding Redeemable Warrant shall terminate at 5:00 p.m. (New York City Time) on the business day immediately preceding the date fixed for redemption. From and after the redemption date, all rights of the holders of the Redeemable Warrants (except the right to receive the Redemption Price) shall terminate, but only if no later than one day prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent, as paying agent, a sufficient amount to pay on the redemption date the Redemption Price for all Redeemable Warrants. The Warrant Agent shall pay to the holders of record of redeemed Redeemable Warrants all monies received by the Warrant Agent for the redemption of Warrants to which the holders of record of such redeemed Warrants who shall have surrendered their Redeemable Warrants are entitled. Any amounts deposited with the Warrant Agent that are not required for redemption of Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent that shall be unclaimed after six months after the redemption date may be withdrawn by the Company, and thereafter the holders of the Redeemable Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent and the holders of redeemed Redeemable Warrants shall have no right to any such interest.



        SECTION 8. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, conversion, exchange, substitution, or registration of transfer shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or if surrendered to the Warrant Agent shall be canceled by it. The Company shall deliver to the Warrant Agent for cancellation and retirement and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.



        SECTION 9.  Reservation and Availability of Shares of Common Stock.
The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise or conversion of Warrants, the full number of shares of Common Stock deliverable upon the exercise or conversion of all outstanding Warrants.



        Before taking any action which would cause an adjustment pursuant to
Section 12 reducing the Exercise Price, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.


        The Company covenants that all shares of Common Stock which may be issued upon exercise of Warrants will upon issue be fully paid and non-assessable and free from all taxes, liens, charges and security interests with respect to the issue thereof.


        The Warrant Agent is hereby authorized to requisition from time to time from any transfer agent for the shares of Common Stock, and any subsequent transfer agent of any of the Company's securities issuable upon the exercise of the Warrants, share certificates required to honor outstanding Warrants. The Company hereby authorizes and instructs its present and any future transfer agent to comply with all such requests. The Company will supply such transfer agent with duly executed share certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in
Section 15. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.



        If and for so long as the outstanding shares of Common Stock may be listed on any securities exchange or inter-dealer quotation system in the United States, the Company shall cause all shares reserved for issuance or conversion upon the exercise or conversion of Warrants to be listed on each such exchange or quotation system upon official notice of issuance upon such exercise or conversion.



        SECTION 10. Transfer Taxes. The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Warrant Certificates or of any shares of Common Stock upon the exercise or conversion of Warrants. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or conversion or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise or conversion of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.



        SECTION 11. Common Stock Record Date. Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the


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
holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made. Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Warrants shall be exercisable, including, without limitation, the rights to vote, to receive dividends or other distributions (except as expressly set forth herein), or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.


        SECTION 12. Adjustment of Exercise Price, Number of Shares, or Number of Warrants. The Exercise Price, the number and kind of securities purchasable upon the exercise of each Warrant, and the number of Warrants outstanding shall be subject to adjustment from time to time upon the happening of the events enumerated in this Section 12.



                        (a) In case the Company shall at any time after the date of this Agreement (i) pay a dividend in shares of Common Stock or other stock of the Company or make a distribution in shares of Common Stock or such other stock to holders of all its outstanding shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number and kind of shares purchasable upon exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive at the same aggregate Warrant Exercise Price the kind and number of shares of Common Stock or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised in full immediately prior to the earlier of the happening of such event or any record date with respect thereto. In the event of any adjustment of the total number of shares of Common Stock purchasable upon the exercise of the then outstanding Warrants pursuant to this Subsection 12(a), the Exercise Price shall be adjusted to be the amount resulting from dividing the number of shares of Common Stock (including fractional shares of Common Stock) covered by such Warrant immediately after such adjustment into the total amount payable upon exercise of such Warrant in full immediately prior to such adjustment. An adjustment made pursuant to this Subsection 12(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.



                        (b) In case the Company shall issue rights, options, warrants (other than the Warrants) or convertible securities to all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which, at the record date for such issuance, is less than the then current Market Price (as defined in Subsection 12(e) below), then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible securities.



                        (c) In case the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (other than cash dividends and distributions payable out of retained earnings in accordance with Delaware law and dividends or distributions payable in shares of stock described in Subsection 11(a) above) or rights, options, or warrants or exchangeable or convertible securities containing the right to subscribe for or purchase shares of Common Stock, then the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the current Market Price per share of Common Stock (as defined in Subsection 12(e) below) on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent) of the portion of the evidences of indebtedness or assets so to be distributed or of such rights, options or warrants applicable to one share of Common Stock and the denominator of which shall be such current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.



                        (d) To the extent not covered by Subsections 12(b) or (c) hereof, in case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing
(i) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise or conversion thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) lower than the current Market Price (as defined in Subsection 11(e) below) of the Common Stock on the day immediately prior to such sale or issuance, then the Exercise Price shall be adjusted to a price determined by dividing (I) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then existing Exercise Price, plus (B) the consideration received by the Company upon such sale or issuance, by (II) the total number of shares of Common Stock outstanding immediately after such sale or issuance. For the purposes of such adjustments, the Common Stock which the holders of any such rights, options, warrants or convertible Securities shall be entitled to subscribe for or purchase shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the Common Stock covered thereby. In case the Company shall sell or issue Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then, in determining the "price per share" of Common Stock and the "consideration received by the Company" for purposes of the first sentence of this Subsection 12(e), the Board of Directors shall determine the fair value of said property, and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the registered holders. In determining the "price per share" of Common Stock, any underwriting discounts or commissions shall not be deducted from the price received by the Company for sales of securities registered under the Act. There shall be no adjustment of the Exercise Price pursuant to this Subsection 12(e) if the amount of such adjustment would be less than $.05 per share of Common Stock; provided, however, that any adjustment which by reason of this provision is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustments.



                        (e) For the purpose of any computation under Subsections 12(b), (c), or (d), the current Market Price per share of Common Stock at any date shall be deemed to be the average daily Closing Prices of the shares of Common Stock for the 20 consecutive trading days commencing 25 trading days before the day in question.

                (f) No adjustment will be made until the cumulative adjustments in the exercise price per share amount to $0.05 or more; provided, however, that any adjustments which by reason of this Subsection 12(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.



                (g) Unless the Company shall have exercised its election as provided in Subsection 7(a), upon each adjustment of the Exercise Price as a result of the calculations made in Subsections 12(b), (c), or (d), each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock purchasable upon exercise of a Warrant prior to adjustment of the number of shares of Common Stock by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.



                (h) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Warrants, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant as provided in Subsection 12(f). Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall send to each holder of record of Warrant Certificates an announcement of its election to adjust the number of Warrants, indicating the record date for the readjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least ten days later than the date such announcement is sent to each holder of record of Warrant Certificates. Upon each adjustment of the number of Warrants pursuant to this Subsection 12(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 15, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment and upon surrender thereof if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed, and countersigned in the manner specified in Section 3 (but shall bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the announcement sent to each holder of Warrant Certificates.



                (i) In case of any capital reorganization of the Company, or of any reclassification or exchange of the shares of Common Stock (other than a reclassification of the shares of Common Stock referred to in Subsection 12(a)), or in case of the consolidation of the Company with, or the merger of the Company with, or the merger of the Company into, any other corporation or entity (other than a reclassification of the shares of Common Stock referred to in Subsection 12(a) or a consolidation or merger which does not result in any reclassification or change of the outstanding shares of Common Stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation or entity, each Warrant shall after such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of shares of Common Stock, consolidation, merger, or sale; and in any such case, if necessary, the provisions set forth in this Section 12 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as shall be reasonable, to any shares or other securities, assets, or cash thereafter deliverable on the exercise of the Warrants. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the shares of Common Stock for the purposes of this Subsection 12(i) and shall be dealt with as provided in Subsection 11(a) above. The Company shall not effect any such consolidation, merger, or sale unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the Company) resulting from such a consolidation or merger or the corporation or entity purchasing such assets or another appropriate corporation or entity shall assume, by written instrument executed and delivered to, and in a form acceptable to, the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares, securities, assets or cash as, in accordance with the foregoing provisions, such holders may be entitled to purchase, as well as the other obligations of the Company under this Warrant Agreement.



                        (j) In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the holders of Warrants shall become entitled to purchase any shares or securities of the Company other than the shares of Common Stock, thereafter the number of such other shares or securities so purchasable upon exercise of each Warrant and the Exercise Price for such shares or securities shall be subject to adjustment from time to time in a manner and on such terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in Subsections
11(a) through 11(i), inclusive, above, and the provisions of Sections 6, 9, 10, 11 and 15, inclusive, with respect to shares of Common Stock shall apply on like terms to any such other shares or securities.



                        (k) In any case in which this Section 12 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Warrant exercised after such record date the shares of Common Stock, if any, issuable upon such exercise over and above the shares of Common Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Warrant Agent shall deliver as soon as practicable to such holder a due bill or other appropriate instrument, provided by the Company and in a form acceptable to the Warrant Agent, evidencing such holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.



                        (l)     Before taking any action pursuant to this
Section 11 that would cause an adjustment reducing the Exercise Price required to purchase one share of Common Stock below the then par value (if any) of a share of such Common Stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock.

                        (m) For the purpose of this Section 12, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 12, a registered holder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the registered holder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of a Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 12.

                        (n) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon exercise of a Warrant, to the extent a Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale of grant of all such privileges, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the affect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrant or conversion privileges.

                        (o)     No adjustments shall be made pursuant to this
Section 12 in connection with the issuance of the Units or the shares of Common Stock and Warrants included therein or the Representative's Warrants or any of the securities underlying the Representative's Warrants. No adjustments shall be made pursuant to this Section 12 in connection with the grant or exercise of presently authorized or outstanding options to purchase Common Stock under the Company's existing stock option plans or the exercise of presently outstanding warrants to purchase Common Stock.



        SECTION 13. Notices to Warrantholders. Upon any adjustment of the Exercise Price pursuant to Section 12, the Company within 20 days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing (who may be the regular auditors of the Company) selected by the Board of Directors of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based and setting forth the number of Warrants to be issued under Subsection 11(f) hereof, or the number of shares of Common Stock (or portion thereof) purchasable upon exercise of a Warrant after such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the holders of record of Warrant Certificates at their respective addresses appearing on the Warrant register written notice of such adjustment by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.


        In the event of any of the following:


                        (a) the Company shall authorize the issuance to all holders of shares of its Common Stock of rights or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or



                        (b) the Company shall authorize the distribution to all holders of shares of its Common Stock of evidences of its indebtedness or assets (other than cash dividends not exceeding $1.00 per share of Common Stock payable during any 12-month period or distributions or dividends payable in shares of Common Stock); or


                        (c) any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company as, or substantially as, an entirety, or of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                (d) the voluntary or involuntary dissolution, liquidation, or winding up of the Company; or


                (e) the Company proposes to take any action (other than actions of the character described in Subsection 12(a) except as required under Subsection 13(c) above) which would require an adjustment of the Exercise Price pursuant to Section 12;



then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the holders of record of the Warrant Certificates at their respective addresses appearing on the Warrant register, at least 20 days (or ten days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants, or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up, or the vote upon any such action.



        SECTION 14. Obtaining of Governmental Approvals. The Company will use its reasonable efforts to take such action which may be necessary from time to time to obtain and keep effective any and all permits, consents, and approvals of governmental agencies and authorities and to make all filings under federal and state securities laws which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of the shares of Common Stock issuable upon exercise of the Warrants. In furtherance of the foregoing, so long as any unexpired Warrants remain outstanding, the Company will file such post-effective amendments to the Registration Statement or supplements to the Prospectus filed pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the offering of the Units and Representative's Units, or such other registration statements or post-effective amendments or supplements as may be necessary to permit trading in the Warrants and to permit the Company to deliver to each person exercising a Warrant a prospectus meeting the requirements of Section 10(a)(3) of the Act, and otherwise complying therewith; and the Company will, from time to time, furnish the Warrant Agent with such prospectuses in sufficient quantity to permit the Warrant Agent to deliver such a prospectus to each holder of a Warrant upon the exercise thereof.


        The Company will give written notice of the issuance of shares of Common Stock pursuant to the exercise of Warrants, at such times and in such detail as may be required, to each stock exchange and inter-dealer quotation system on which the shares of Common Stock are listed.

        Notwithstanding any other provision of this Agreement or of the Warrants to the contrary, (1) the Warrants shall not be exercisable by the holder of any Warrant Certificate resident in a jurisdiction under the securities or blue sky laws of which the shares of Common Stock issuable upon exercise of such Warrant Certificate are not registered or qualified or exempt from registration or qualification or in which a current prospectus meeting the requirements of the laws of such jurisdiction cannot be lawfully delivered by or on behalf of the Company, and (2) the Warrants shall not be exercisable by the holder of any Warrant Certificate if the shares of Common Stock issuable upon exercise of such Warrant Certificate are not the subject of a current registration statement filed with and declared effective by the Securities and Exchange Commission or exempt from such registration.


        SECTION 15.     Fractional Warrants and Fractional Shares

                        (a) The Company shall not be required to issue fractions of Warrants or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the registered holders of Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable an amount in cash in United States dollars equal to the same fraction of the current market value of a whole Warrant. For purposes of this Subsection 15(a), the current market value of a Warrant shall be the Closing Price of the Warrant for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

                (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute share certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the registered holders of Warrant Certificates at the time such Warrants are exercised as herein provided an amount in cash in United States dollars equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Subsection 15(b), the current market value of a share of Common Stock shall be the Closing Price of a share of Common Stock for the trading day immediately prior to the date of such exercise.


                (c) The holder of a Warrant, by the acceptance of the Warrant, expressly waives the holder's right to receive any fractional Warrant or any fractional share of Common Stock upon exercise of a Warrant.


        SECTION 16. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

        SECTION 17. Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:


                (a) transfer of the Warrant Certificates shall be registered on the Warrant register only if surrendered at the principal corporate trust office or agency of the Warrant Agent as set forth in Section 4 hereof, duly endorsed or accompanied by a proper instrument of transfer; and

                (b) prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


        SECTION 18. The Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:


                (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

                (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document, or instrument believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties.

                (e) The Company agrees to pay to the Warrant Agent compensation, in such amounts as previously agreed upon, for the services rendered by the Warrant Agent in the performance of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of this Agreement, and to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, expenses, and counsel fees, for anything done or omitted by the Warrant Agent in the performance of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

                (f) Except as otherwise provided by law, the Warrant Agent and any shareholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not a Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                (g) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith; provided, however, the Warrant Agent shall have no liability hereunder for failing to take any action which it is not specifically directed to take by the terms of this Agreement.

                (h) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President or any Vice President or the Treasurer or Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.


        SECTION 19. Change of Warrant Agent. The Warrant Agent may resign or be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing by first class mail, postage prepaid, to the registered holders of Warrant Certificates at their respective addresses appearing in the Warrant register, specifying a date when such resignation shall take effect, which notice shall be sent at least 30 days prior to the date so specified. The Company may remove the Warrant Agent or any successor warrant agent upon 30 days' notice in writing, mailed to the Warrant Agent or any successor warrant agent and to each transfer agent of the shares of Common Stock by registered or certified mail, and to the registered holders of Warrant Certificates at their respective addresses appearing in the Warrant register. If the Warrant Agent shall resign or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any warrant agent that is to be the successor of the Warrant Agent or any of its successors, whether appointed by the Company or by such a court, shall be a bank or trust company in good standing, incorporated under the laws of the State of New York or of any other state in the United States of America, and having its principal office in New York, New York, or elsewhere, and having at the time of its appointment as warrant agent a combined capital and surplus of at least Ten Million Dollars
($10,000,000.00). After appointment, any successor warrant agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

     SECTION 20. MAINTENANCE OF OFFICE. As long as any of the Warrant Certificates remain unexercised or unconverted, the Company will maintain an office or agency in New York where the Warrant Certificates may be presented for registration, transfer, exchange, or exercise pursuant to the terms of this Agreement, and where notices and demands to or upon the Company in respect of the Warrants, Warrant Certificates, or this Agreement may be served. The principal corporate trust office of the Warrant Agent in the City of New York shall be the office or agency for such purposes, which at the date hereof is:


        American Stock Transfer & Trust Company
        40 Wall Street
        New York, New York 10005
        Attention: Michael Karfunkel, President


     SECTION 21. ISSUANCE OF NEW WARRANT CERTIFICATES. Irrespective of any adjustments in the Exercise Price or the number of securities issuable upon exercise of the Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. Notwithstanding any of the provisions of this Agreement or of the Warrants or Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

     SECTION 22.  NOTICES.   Notices or demands authorized by this Agreement to
be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Warrant Agent) as follows:


        Birman Managed Care, Inc.
        502 Gould Drive
        Cookeville, Tennessee 38506
        Attention: David N. Birman, M.D.


Subject to the provisions of Section 19, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made, except as otherwise provided in this Agreement with respect to a particular Section or Subsection, if sent by first class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


        American Stock Transfer & Trust Company
        40 Wall Street
        New York, New York 10005
        Attention: Michael Karfunkel, President

Notice or demands authorized by this Agreement to be given or made by the Company or the Warrant Agent to the holder of any Warrant Certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the Warrant register and published at least once in THE WALL STREET JOURNAL (national edition).


     SECTION 23. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates. Other than as provided in the preceding sentence, no supplement or amendment to this Agreement shall be made without the affirmative vote or written consent of each of the Company, the Warrant Agent and the holders of a majority of the Warrants then outstanding.


        SECTION 24. Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any legal or equitable right, remedy, or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and the registered holders of the Warrant Certificates.

        SECTION 26. New York Contract. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made by residents of and to be performed entirely within such state.

        SECTION 27. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        SECTION 28. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.




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
        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be fully executed and attested, all as of the day and year first above written.

                                         The Company:

                                         BIRMAN MANAGED CARE, INC.,
                                         a Delaware Corporation

                                         By:
                                            --------------------------------
ATTEST:                                     David N. Birman, M.D., President

-----------------------------------
Robert D. Arkin, Secretary

                                         The Warrant Agent:

                                         AMERICAN STOCK TRANSFER AND TRUST
                                         COMPANY

                                         By:
                                            --------------------------------
                                            Michael Karfunkel, President

ATTEST:

-----------------------------------
Secretary




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